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                                                                     EXHIBIT 4.2



 THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT: (I) PURSUANT TO AN
   EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) THE EXTENT APPLICABLE PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING
 TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE


                             THE WIDECOM GROUP INC.

                          COMMON STOCK PURCHASE WARRANT
                          Expiration Date: May 19, 2000

Warrant to Purchase 50,000                             Issued as of May 19, 1997
Shares of Common Stock


                  For value received, GLOBAL BERMUDA LIMITED PARTNERSHIP, a Bermuda limited partnership with an office at 601 Carlson Parkway, Suite 200, Minnetonka, Minnesota, USA 55305, or registered assigns, is entitled to subscribe for and purchase from THE WIDECOM GROUP Inc., an Ontario corporation (hereinafter called the "Company"), at the price of US$4.00 per share (the "Warrant Purchase Price"), at any time from the date hereof until 5:00 p.m. Toronto time on May 19, 2000 (the "Expiration Date,"), up to that number of fully paid and non-assessable shares of the Company's common stock, no par value (the "Common Stock") as is specified, above subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

         1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part but not as to a fractional share of Common Stock), by the surrender of this Warrant properly endorsed if required) at the office of any duly appointed transfer agent for the Common Stock or at the office of the Company at 55 City Centre Drive, Suite 500, Mississauga, Ontario, Canada, L5B 1M3, and upon payment to the Company, or for the account of the Company, by cash or by certified check or bank draft, of the Warrant Purchase Price for such shares. The Company agrees that the shares so purchased shall be and be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid Certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding 10 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time.
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         2. Shares to be Issued; Reservation of Shares. The Company covenants and agrees that all shares may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly authorized, duly issued and outstanding, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and warrants that it will from time to time take all action required to assure that the par value per share of the Common Stock Is at all times equal to or less than the effective Warrant Purchase Price. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         3. Adjustments

                  (a) Adjustments for Consolidations, Split-Ups. If the Company shall at any time prior to the expiration of this Warrant subdivide its outstanding securities for which this Warrant is exercisable, by or otherwise, or combine or consolidate by reclassification, reverse split or otherwise such outstanding securities or issue additional shares of such securities, the amount of securities issuable on the exercise of the unexercised portion of this warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination or consolidation, and the Warrant Purchase Price then applicable to securities covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination or consolidation.

                  (b) Reorganizations. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, 1awful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore issuable upon exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common stock immediately theretofore issuable upon exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place; and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder hereof to the end that the provisions hereof (including without limitation provisions for adjustment of the Warrant Purchase Price and of the number of shares issuable upon the exercise of this warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume (by a written instrument executed and mailed by registered


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mail or delivered to each registered holder hereof at the last address of such holder appearing on the books of the Company) the obligation of the Company to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

         (c) Notice of Adjustment. Upon each adjustment of the aforementioned adjustments, the Company shall give prompt written notice thereof addressed to the registered holder hereof at the address of such holder as shown on the records of the Company, which notice shall state the change, if any, in the Warrant Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock (or, other securities or assets) issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         4. Notice of Capital Changes. In case at any time: (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution to the holders of its Common Stock; (1) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the holder of this Warrant:
(i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

         5. Common Stock. As used herein in the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Warrants and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares which may be purchased pursuant to this Warrant shall include only shares of the class of Common Stock, no


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par value referred to at the beginning of this agreement or, in the case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in subparagraph 3(b) hereof, the stock, securities or assets provided for in such subparagraph.

         6. Transfer. Subject to the provisions of the Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the offices referred to in paragraph 1 hereof by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant when endorsed for transfer by the attachment of stock powers or otherwise, shall be deemed negotiable and that when this Warrant is so endorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until each transfer on such books the Company in may treat the registered holder hereof as the owner hereof for all purposes.

         7. Exchange. This Warrant is exchangeable, upon its surrender at the offices referred to in paragraph I for new Warrants of like tenor representing in the aggregate the right to subscribe for arid purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the holder hereof at the dine of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the holder hereof a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder.

         IN WITNESS WHEREOF, The WideCom Group Inc. has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

                                                 THE WIDECOM GROUP INC.



                                                 By: __________________________
                                                       Raja S. Tuji, President


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